UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GREY GLOBAL GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Filed by Grey Global Group Inc.
Pursuant to Rule 14a-6(b)
Under the Securities Exchange Act of 1934
Subject Company: Grey Global Group Inc.
Commission File No. 0-7898

Important Legal Information

This communication is being made in respect of the proposed merger involving WPP Group plc and Grey Global Group Inc. In connection with the proposed merger, on February 1, 2005, WPP and Grey filed with the SEC a registration statement on Form F-4 containing a definitive proxy statement/prospectus for the stockholders of Grey. Before making any voting or investment decision, Grey’s stockholders and investors are urged to read the definitive proxy statement/prospectus regarding the merger, and any other relevant documents filed with the SEC carefully in their entirety because they contain or will contain important information about the proposed transaction. The registration statement containing the proxy statement/prospectus and other documents are available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Grey or WPP may also obtain the proxy statement/prospectus and other documents free of charge by directing their requests to Grey, 777 Third Avenue, New York, NY 10017 (212-546-2000), or to WPP, 125 Park Avenue, New York, NY 10017 (212-632-2200).

Grey and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Grey’s directors and executive officers is available in its proxy statement, which was filed with the SEC on December 8, 2004. Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus.

On February 4, 2005, Grey issued the following press release:

FOR IMMEDIATE RELEASE	Contact:	Jan Sneed
(212) 546-2422
Steven G. Felsher

(212) 546-2440

GREY GLOBAL GROUP ANNOUNCES DATE FOR SPECIAL MEETING
OF STOCKHOLDERS TO VOTE ON PROPOSED MERGER WITH WPP
AND ELECTION DEADLINE FOR CASH/STOCK ELECTIONS

New York, NY February 4, 2005..... Grey Global Group Inc. (NASDAQ: GREY) announced that a special meeting of its stockholders will be held at 8:00 a.m. on March 3, 2005 to vote on the proposal concerning the previously announced merger with WPP Group plc (NASDAQ: WPPGY, LSE: WPP).

Stockholders will be asked to adopt the Agreement and Plan of Merger, as amended, among WPP Group, Grey Global Group and Abbey Merger Corporation, a new WPP subsidiary established for the purposes of the transaction.

The record date for determining Grey Global Group stockholders entitled to vote at the meeting was January 31, 2005. The meeting will be held at 32 Old Slip, Second Floor Auditorium, New York, New York 10005.

The election deadline for Grey Global Group stockholders to elect whether to receive cash, WPP shares or a combination of cash and WPP shares in the proposed merger in exchange for their Grey Global Group shares has been set for 5:00 p.m. on March 3, 2005 (the date of the special meeting).

The proxy statement/prospectus related to the proposed merger, together with the form of election, was mailed to Grey Global Group stockholders beginning on February 2, 2005. The proxy statement/prospectus contains important information regarding the terms of the merger.

Stockholders are encouraged to read the proxy statement/prospectus carefully.

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ABOUT GREY GLOBAL GROUP:

Grey Global Group ranks among the largest global communications companies in the world. Grey Global Group operates branded independent business units in many communications disciplines including general advertising, public relations/public affairs, direct marketing, internet communications, healthcare marketing, brand strategy and design, and on-line and off-line media services.